Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Thomas R. Stanton, Danny J. Windham and James E. Matthews, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of ADTRAN, Inc. for the fiscal year ended December 31, 2005 and any and all amendments thereto, and other documents in connection therewith and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc., granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This 1st day of March 2006.

/s/ Mark C. Smith
Mark C. Smith
Chairman of the Board

/s/ Thomas R. Stanton
Thomas R. Stanton
Chief Executive Officer and Director

/s/ Danny J. Windham
Danny J. Windham
President, Chief Operating Officer, Secretary and Director

/s/ W. Frank Blount
W. Frank Blount
Director

/s/ H. Fenwick Huss
H. Fenwick Huss
Director

/s/ William L. Marks
William L. Marks
Director

/s/ Roy J. Nichols
Roy J. Nichols
Director